UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DATALINK CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

EXPLANATORY NOTE

Set forth below is a shareholder communication first published, sent or given by Datalink Corporation on December 16, 2016.

December 16, 2016

Dear Shareholder:

We recently mailed to you a proxy statement of Datalink Corporation (“Datalink”).  Your support is requested for the proposals to be voted on at the January 5, 2017 special meeting of Datalink shareholders.  At the special meeting Datalink shareholders will vote on, among other matters, the proposed merger between Datalink and Insight Enterprises, Inc.  As of the date of this letter our records indicate that your shares of Datalink remain unvoted.

The Datalink board of directors unanimously recommends that Datalink shareholders vote “FOR” each of the proposals being submitted to a vote at the special meeting of Datalink shareholders.

Please Vote Your Datalink Shares Today!

Regardless of the number of shares you own your vote is very important.  We encourage all shareholders to have their voices heard.  The adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Datalink common stock.  Failure to vote and a vote to abstain will have the same effect as a vote against the proposal to adopt the merger agreement and approve the merger.

There are three ways to vote your shares of Datalink without attending the special meeting in person — each only taking a few moments:

•                  By Telephone — Datalink shareholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed vote instruction form; please have your control number located on the enclosed vote instruction form available when calling;

•                  By Internet — Datalink shareholders can submit their vote via Internet at www.proxyvote.com; please have the control number located on the enclosed vote instruction form available; or

•                  By Mail — Datalink shareholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.

To be valid, your vote by telephone or internet must be received by 11:59 p.m. (Eastern Time) on January 4, 2017, the day preceding the special meeting.

If you need assistance in voting your shares or have questions regarding the special meeting, please contact Datalink’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by e-mail at proxy@mackenziepartners.com.

We thank you for your continued support of Datalink Corporation

Sincerely,

Datalink Corporation

If you have questions or need assistance in voting your shares, please contact:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Important Additional Information

Datalink has filed with the SEC and mailed to its shareholders the Definitive Proxy Statement in connection with the proposed merger. Shareholders are urged to carefully read the Definitive Proxy Statement and any other relevant documents that Datalink files with the SEC when they become available because they contain, or will contain, important information about Datalink and the proposed merger. The Definitive Proxy Statement and other documents filed by Datalink with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov), at Datalink’s investor website (http://www.datalink.com/Investor-Information), or by writing or calling Datalink at Datalink Corporation, 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344 or by (952) 944-3462.

Participants in the Solicitation

Datalink and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Datalink’s shareholders in connection with the proposed merger. Information regarding Datalink’s directors and executive officers and any interest they have in the proposed merger is set forth in the Definitive Proxy Statement filed with the SEC in connection with the proposed merger, which may be obtained free of charge from the sources indicated above.